Solo Brands, Inc. Announces First Quarter 2025 Results

First Quarter Chubbies Segment Sales up 43.9% and Solo Stove Sales Down, as Expected, to Realign Go-to-Market Strategy; Solid Evidence of Transformation Traction in the Quarter

Grapevine, Texas, May 12, 2025: Solo Brands, Inc. (NYSE: DTC; OTC: DTCB)(1) (“Solo Brands” or “the Company”) a leading portfolio of lifestyle brands (Solo Stove, Chubbies, Isle and Oru) that are redefining the outdoor and apparel industries, today announced its financial results for the three months ended March 31, 2025.

John Larson, Interim President and Chief Executive Officer, commented, “The first quarter’s performance reflected strong sales from the Chubbies segment, up 44% from a year ago, generating segment EBITDA of 26.5% of net sales. We are pleased with Chubbies' strong consumer engagement and demand. Solo Stove first quarter sales were down versus a year ago, as expected, to realign our DTC promotional strategies and collaborate with retail partners on the strategic cadence of promotions and product launches. The team’s disciplined execution of cost reduction initiatives generated solid evidence of profitability improvements in both February and March compared to the prior year.

“We are highly focused on addressing our existing debt structure to deliver financial flexibility as we transform and stabilize the business this year with a focus on improving marketing effectiveness under the leadership of our new interim CMO, building pricing strategies to align channels, creating a product innovation culture and playbook, and right-sizing the cost structure, including an acceleration of tariff-related manufacturing diversification and contingency plans.”

Consolidated First Quarter 2025 Highlights Compared to First Quarter 2024
•Net sales of $77.3 million declined 9.5% from $85.3 million. The decline was primarily within the Solo Stove segment direct-to-consumer (“DTC”) channel. The DTC channel and retail channel net sales increased in the Chubbies segment.
•Gross profit of $42.6 million, or 55.2% of net sales, decreased by 400 basis points compared to the prior year period. Adjusted gross profit(3) of $42.8 million, or 55.4% of net sales, decreased 410 basis points versus the prior year period.
•Operating expenses decreased $3.6 million to $53.2 million, down 6.4%, primarily driven by decreases in marketing spend and distribution costs within the Solo Stove segment, partially offset by one-time or non-cash restructuring, contract termination and impairment charges of $5.8 million in the current period
•Net loss of $18.6 million, 24.0% of net sales, or $0.21 per basic and diluted Class A common share, increased from $6.5 million, 7.6% of net sales, or $0.06 per basic and diluted Class A common share from the prior year period. Adjusted net loss(3) of $6.2 million, or $0.08 adjusted loss per basic and diluted Class A common share(3), also declined from adjusted net income(3) of $1.7 million, or $0.03 adjusted income per basic and diluted Class A common share(3) from the prior year period.
•Adjusted EBITDA(3) of $3.5 million, or 4.5% of net sales, compared to $4.3 million, or 5.0% of net sales from the prior year period.

Segment First Quarter 2025 Highlights Compared to First Quarter 2024(2)

Solo Stove
•Net sales of $26.1 million declined 49.2%, driven by declines in both retail and DTC channel net sales, primarily due to eliminating our heavy promotional discounting in our DTC channel to better align with retail partners, lack of new products and reduced marketing spend, as well as lower replenishment from our strategic retail partners.
•Segment EBITDA of $(1.5) million, or (5.7)% of net sales, declined from $7.6 million, or 14.9% of net sales, in the prior year period.
Chubbies
•Net sales of $42.7 million increased 43.9%, driven primarily by retail channel net sales from continued growth in the strategic retail network and an increase in DTC channel net sales.
•Segment EBITDA of $11.3 million, or 26.5% of net sales, improved from $4.9 million, or 16.6% of net sales, in the prior year period.

Consolidated Balance Sheet

Cash and cash equivalents were $206.4 million as of March 31, 2025 compared to $12.0 million at December 31, 2024, primarily as a result of the net drawdowns of $277.3 million on the Revolving Credit Facility in the first quarter of 2025.

Inventory was $103.1 million as of March 31, 2025 compared to $108.6 million at December 31, 2024.

Outstanding borrowings were $346.3 million under the Revolving Credit Facility, and $82.5 million under the Term Loan as of March 31, 2025. As of March 31, 2025, outstanding borrowings were reclassified from non-current to current, as it is likely that the Company will be required to report non-compliance with the interest rate coverage ratio and total net leverage ratio financial covenants under the credit agreement governing our Term Loan Facility and Revolving Credit Facility. As previously disclosed, there is substantial doubt of our ability to continue as a going concern. For additional information, see our corresponding first quarter 2025 Form 10-Q filed today, May 12, 2025.

(1) Effective April 22, 2025, our Class A common stock has been suspended from trading on the New York Stock Exchange (“NYSE”). Our Class A common stock is currently being quoted on the OTC Pink Market under the symbol “DTCB”. Pursuant to our right to a review of the staff of NYSE Regulation’s determination to delist our Class A common stock by a Committee of the Board of Directors of the NYSE, on May 6, 2025, we sent a notice to the NYSE appealing the determination of the staff of NYSE Regulation to commence proceedings to delist our Class A common stock from the NYSE. During the appeal period, our Class A common stock remains listed on the NYSE, though trading in the Class A common stock is suspended.
(2) During the fourth quarter of 2024, we changed the presentation of our reportable segments, with Solo Stove and Chubbies being presented as our reportable segments. Prior periods are presented on this new basis for comparability purposes.
(3) This press release includes references to non-GAAP financial measures. Refer to “Non-GAAP Financial Measures” later in this press release for the definitions of the non-GAAP financial measures presented and a reconciliation of these measures to their closest comparable GAAP measures.

Conference Call Details

Prepared remarks about the Company's first quarter 2025 results are scheduled for May 12, 2025, at 9:00 a.m. ET. Investors and analysts who wish to listen to the call are invited to dial 1-866-652-5200 (international callers, please dial 1-412-317-6060) approximately 10 minutes prior to the start of the call. A live webcast of the conference call will be available in the investor relations section of DTC’s website, https://investors.solobrands.com, where accompanying materials will be posted prior to the conference call.

A recorded replay of the call will be available shortly after the conclusion of the call and remain available until May 19, 2025. To access the telephone replay, dial 1-877-344-7259 (international callers, please dial 1-412-317-0088). The access code for the replay is 5437505. A replay of the webcast will also be available within two hours of the conclusion of the call and will remain available on the website, https://investors.solobrands.com, for one year.

About Solo Brands, Inc.

Solo Brands, headquartered in Grapevine, TX, is a leading omnichannel lifestyle brand company. Leveraging e-commerce, strategic retail relationships and physical retail stores, Solo Brands offers innovative products to consumers through five lifestyle brands – Solo Stove and TerraFlame, known for firepits, stoves, and accessories; Chubbies, a premium casual apparel and activewear brand; ISLE, maker of inflatable and hard paddle boards and accessories; and Oru Kayak, innovator of origami folding kayaks.

Contacts:
Mark Anderson, Senior Director of Treasury & Investor Relations
Investors@solobrands.com

Three Part Advisors, LLC
Sandy Martin: smartin@threepa.com, 214-616-2207
Steven Hooser: shooser@threepa.com, 214-872-2710

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking statements, including without limitation statements regarding our future financial position, turnaround efforts, strategic transformation goals, future growth and shareholder value, our ability to continue as a going concern, our plans and strategy to improve our liquidity, the expected benefits of operational improvements and restructuring efforts, and seasonal trends. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “targets,” “projects,” “contemplates,” “believes,” “estimates,” “forecasts,” “guidance,” “predicts,” “potential” or “continue” or the negative of these terms or other similar expressions. These statements are neither promises nor guarantees, and involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements, including, but not limited to, the following: our ability to continue as a going concern, including the results of discussions and negotiations with lenders; risks associated with non-compliance with covenants under our credit agreement, including the repayment of the outstanding debt thereunder if the lenders elect to declare all amounts outstanding thereunder immediately due and payable; our ability to realize expected benefits from our strategic plans, our ability to implement any restructuring and cost-reduction efforts; our limited liquidity; our ability to mitigate the impact of new and increased tariffs and similar restrictions on our business; our reliance on third-party manufacturers, which operate mostly outside of the U.S., and problems with, or the loss of, our suppliers or an inability to obtain raw materials; our dependence on cash generated from operations to support our business and our growth initiatives; the impacts of the trading halt of our Class A common stock on the NYSE and quotation on the OTC Pink Market; our appeal of the NYSE’s determination to commence proceedings to delist our Class A common stock; the limits placed by our indebtedness to invest in the ongoing needs of our business; our ability to maintain and strengthen our brand to generate and maintain ongoing demand for our products; our ability to design, develop and introduce new products; our ability to manage our future growth effectively; our ability to expand into additional markets; our ability to maintain and strengthen our brand to generate and maintain ongoing demand for our products; risks associated with our international operations; our inability to sustain historic growth rates; our ability to cost-effectively attract new customers and retain our existing customers; the highly competitive market in which we operate; our failure to maintain product quality and product performance at an acceptable cost; the impact of product liability and warranty claims and product recalls; business interruptions resulting from fluctuations in the price of our Class A common stock; geopolitical actions, natural disasters, or pandemics; the ability of our largest stockholders to influence corporate matters. These and other important factors discussed under the caption "Risk Factors" in our Annual Report on

Form 10-K for the year ended December 31, 2024, and any subsequent Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, or other filings we make with the Securities and Exchange Commission could cause actual results to differ materially from those indicated by the forward-looking statements made in this press release. Forward-looking statements speak only as of the date the statements are made and are based on information available to Solo Brands at the time those statements are made and/or management's good faith belief as of that time with respect to future events. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law.

Availability of Information on Solo Brands’ Website and Social Media Profiles

Investors and others should note that Solo Brands routinely announces material information to investors and the marketplace using SEC filings, press releases, public conference calls, webcasts and the Solo Brands investors website at https://investors.solobrands.com. We also intend to use the social media profiles listed below as a means of disclosing information about us to our customers, investors and the public. While not all of the information that the Company posts to the Solo Brands investors website or to social media profiles is of a material nature, some information could be deemed to be material. Accordingly, the Company encourages investors, the media, and others interested in Solo Brands to review the information that it shares at the “Investors” link located at the top of the page on https://solobrands.com and to regularly follow our social media profiles. Users may automatically receive email alerts and other information about Solo Brands when enrolling an email address by visiting "Investor Email Alerts" in the "Resources" section of Solo Brands investor website at https://investors.solobrands.com.

Social Media Profiles:
https://linkedin.com/company/solo-brands/
https://instagram.com/solobrands/
https://www.facebook.com/groups/368095467245044/

SOLO BRANDS, INC.
Consolidated Statements of Operations and Comprehensive Income (Loss)
(Unaudited)

	Three Months Ended March 31,
(In thousands, except per share data)	2025	2024
Net sales	$77,252	$85,324
Cost of goods sold	34,647	34,780
Gross profit	42,605	50,544
Operating expenses
Selling, general & administrative expenses	38,990	48,410
Restructuring, contract termination and impairment charges	5,839	—
Depreciation and amortization expenses	6,889	6,275
Other operating expenses	1,530	2,211
Total operating expenses	53,248	56,896
Income (loss) from operations	(10,643)	(6,352)
Non-operating (income) expense
Interest expense, net	5,570	3,106
Other non-operating (income) expense	(580)	221
Total non-operating (income) expense	4,990	3,327
Income (loss) before income taxes	(15,633)	(9,679)
Income tax expense (benefit)	2,944	(3,195)
Net income (loss)	(18,577)	(6,484)
Less: net income (loss) attributable to noncontrolling interests	(6,385)	(3,082)
Net income (loss) attributable to Solo Brands, Inc.	$(12,192)	$(3,402)

Other comprehensive income (loss)
Foreign currency translation, net of tax	$—	$43
Comprehensive income (loss)	(18,577)	(6,441)
Less: other comprehensive income (loss) attributable to noncontrolling interests	—	15
Less: net income (loss) attributable to noncontrolling interests	(6,385)	(3,082)
Comprehensive income (loss) attributable to Solo Brands, Inc.	$(12,192)	$(3,374)

Net income (loss) per Class A common stock
Basic and diluted	$(0.21)	$(0.06)

Weighted-average Class A common stock outstanding
Basic and diluted	58,986	58,068

Solo Brands, Inc.
Segment Operating Results
(Unaudited)

	Three Months Ended March 31, 2025
(in thousands)	Solo Stove	Chubbies
Net sales	$26,128	$42,689
Cost of goods sold	11,470	18,173
Marketing expense	5,712	3,314
Employee related compensation	3,309	3,434
Other segment operating expenses	7,123	6,473
Segment EBITDA	$(1,486)	$11,295

	Three Months Ended March 31, 2024
(in thousands)	Solo Stove	Chubbies
Net sales	$51,477	$29,657
Cost of goods sold	20,748	12,408
Marketing expense	9,865	3,648
Employee related compensation	2,181	3,236
Other segment operating expenses	11,038	5,433
Segment EBITDA	$7,645	$4,932

SOLO BRANDS, INC.
Consolidated Balance Sheets

(In thousands, except par value and per unit data)	March 31, 2025	December 31, 2024
ASSETS
Current assets
Cash and cash equivalents	$206,394	$11,980
Accounts receivable, net of allowance for credit losses of $1.3 million and $1.1 million as of March 31, 2025 and December 31, 2024, respectively	52,862	39,440
Inventory	103,068	108,575
Prepaid expenses and other current assets	10,286	12,223
Total current assets	372,610	172,218
Non-current assets
Property and equipment, net	23,111	24,195
Intangible assets, net	185,430	189,701
Goodwill	73,119	73,119
Operating lease right-of-use assets	24,679	27,683
Other non-current assets	13,450	8,144
Total non-current assets	319,789	322,842
Total assets	$692,399	$495,060

LIABILITIES AND EQUITY
Current liabilities
Accounts payable	$23,029	$69,598
Accrued expenses and other current liabilities	34,509	41,661
Deferred revenue	1,542	1,829
Current debt, net	427,890	8,625
Total current liabilities	486,970	121,713
Non-current liabilities
Long-term debt, net	—	142,060
Deferred tax liability	5,440	6,795
Operating lease liabilities	20,048	22,079
Other non-current liabilities	5,319	9,056
Total non-current liabilities	30,807	179,990

Commitments and contingencies (Note 1)

Equity
Class A common stock, par value $0.001 per share; 475,000,000 shares authorized; 59,186,521 shares issued and outstanding as of March 31, 2025; 58,800,001 issued and outstanding as of December 31, 2024	59	59
Class B common stock, par value $0.001 per share; 50,000,000 shares authorized, 33,091,989 shares issued and outstanding as of March 31, 2025 and December 31, 2024	33	33
Additional paid-in capital	363,960	363,601
Retained earnings (accumulated deficit)	(241,006)	(228,814)
Accumulated other comprehensive income (loss)	(434)	(434)
Treasury stock	(946)	(733)
Equity attributable to the controlling interest	121,666	133,712
Equity attributable to noncontrolling interests	52,956	59,645
Total equity	174,622	193,357
Total liabilities and equity	$692,399	$495,060

SOLO BRANDS, INC.
Consolidated Statements of Cash Flows

	Three Months Ended March 31,
(In thousands)	2025	2024
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$(18,577)	$(6,484)
Adjustments to reconcile net income (loss) to net cash and cash equivalents provided by (used in) operating activities
Depreciation and amortization	7,136	6,497
Noncash operating lease expense	1,985	2,290
Restructuring, contract termination and impairment charges	564	—
Other	305	397
Equity-based compensation, net of income tax expense (benefit)	55	1,229
Deferred income taxes	(1,371)	966
Changes in assets and liabilities
Accounts receivable	(13,953)	3,853
Inventory	5,605	(925)
Prepaid expenses and other current assets	1,711	(2,979)
Accounts payable	(46,602)	2,716
Accrued expenses and other current liabilities	(7,094)	(22,170)
Deferred revenue	(287)	(2,865)
Operating lease liabilities	(1,438)	(1,124)
Other non-current assets and liabilities	(3,227)	72
Net cash provided by (used in) operating activities	(75,188)	(18,527)
CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(3,207)	(2,387)
Net cash provided by (used in) investing activities	(3,207)	(2,387)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from credit facility	277,322	22,000
Repayments of loan and credit facility	(500)	(1,250)
Debt issuance costs paid	(3,798)	—
Distributions to non-controlling interests	—	(4,284)
Surrender of stock to settle taxes on restricted stock awards	(213)	(122)
Net cash provided by (used in) financing activities	272,811	16,344
Effect of exchange rate changes on cash	(2)	139
Net change in cash and cash equivalents	194,414	(4,431)
Cash and cash equivalents balance, beginning of period	11,980	19,842
Cash and cash equivalents balance, end of period	$206,394	$15,411

Non-GAAP Financial Measures

We report our financial results in accordance with accounting principles generally accepted in the United States (“U.S. GAAP”); however, management believes that certain non-GAAP financial measures provide users of our financial information with useful supplemental information that enables a better comparison of our performance across periods. We use adjusted gross profit, adjusted gross profit margin, adjusted net income, adjusted net income (loss) per Class A common stock, adjusted EBITDA and adjusted EBITDA margin non-GAAP financial measures, because we believe they are useful indicators of our operating performance. Our management uses these non-GAAP measures principally as measures of our operating performance and believes that these non-GAAP measures are useful to our investors because they are frequently used by securities analysts, investors and other interested parties in their evaluation of the operating performance of companies in industries similar to ours. Our management also uses these non-GAAP measures for planning purposes, including the preparation of our annual operating budget and financial projections.

None of these non-GAAP measures is a measurement of financial performance under U.S. GAAP. These non-GAAP measures should not be considered in isolation or as a substitute for a measure of our liquidity or operating performance prepared in accordance with U.S. GAAP and are not indicative of net income (loss) as determined under U.S. GAAP. In addition, the exclusion of certain gains or losses in the calculation of non-GAAP financial measures should not be construed as an inference that these items are unusual or infrequent as they may recur in the future, nor should it be construed that our future results will be unaffected by unusual or non-recurring items. These non-GAAP financial measures have limitations that should be considered before using these measures to evaluate our liquidity or financial performance. Some of these limitations are as follows.

These non-GAAP measures exclude certain tax payments that may require a reduction in cash available to us; do not reflect our cash expenditures, or future requirements, for capital expenditures (including capitalized software developmental costs) or contractual commitments; do not reflect changes in, or cash requirements for, our working capital needs; do not reflect the cash requirements necessary to service interest or principal payments on our debt; exclude certain purchase accounting adjustments related to acquisitions; and exclude equity-based compensation expense, which has recently been, and will continue to be for the foreseeable future, a significant recurring expense for our business and an important part of our compensation strategy.

In addition, other companies may define and calculate similarly-titled non-GAAP financial measures differently than us, thereby limiting the usefulness of these non-GAAP financial measures as a comparative tool. Because of these and other limitations, you should consider our non-GAAP measures only as supplemental to other U.S. GAAP-based financial performance measures.

Adjusted Net Income (Loss)

We calculate adjusted net income as net income (loss) excluding impairment charges and the costs that are believed by management to be non-operating in nature and not representative of the Company’s core operating performance, as listed below under “Non-GAAP Adjustments”. Adjusted net income (loss) attributable to noncontrolling interests is calculated as income (loss) before income taxes, adjusted in the same manner as adjusted net income, adjusted for the allocable attribution to the noncontrolling interest.

Adjusted Net Income (Loss) per Class A Common Stock

We calculate adjusted net income (loss) per Class A common stock as adjusted net income, as defined above, less the allocable portion of net income to the noncontrolling interest, divided by weighted average diluted shares or weighted average shares of Class A common stock, respectively, as calculated under U.S. GAAP.

EBITDA

We calculate EBITDA as net income (loss) before interest expense, income taxes, and depreciation and amortization expenses.

Adjusted EBITDA

We calculate adjusted EBITDA as net income (loss) before interest expense, income taxes, depreciation and amortization expenses, impairment charges, equity-based compensation expense, and the costs that are believed by management to be non-operating in nature and not representative of the Company’s core operating performance, as listed below under “Non-GAAP Adjustments”.

Adjusted EBITDA Margin

We calculate adjusted EBITDA margin as adjusted EBITDA, divided by net sales.

Adjusted Gross Profit

We calculate adjusted gross profit as gross profit, less inventory charges associated with restructuring and consolidation activities, inventory fair value write-ups and tooling depreciation.

Adjusted Gross Profit Margin

We calculate adjusted gross profit margin as adjusted gross profit, divided by net sales.

Non-GAAP Adjustments

In addition to the costs specifically noted under the non-GAAP metrics above, the Company believes that evaluation of its financial performance can be enhanced by a supplemental presentation of results that exclude costs believed by management to be non-operating in nature and not representative of the Company’s core operating performance. These costs are excluded in order to enhance consistency and comparability with results in prior periods that do not include such items and to provide a basis for evaluating operating results in future periods.
•Amortization expense - Represents the non-cash amortization of the following:
◦intangible assets related to the reorganization transactions in 2020 and the 2021 and 2023 acquisitions and additions to patents in regard to their defense;
◦website development costs; and
◦capitalized software.
•Depreciation expense - Represents the non-cash depreciation of the following:
◦property and equipment; and
◦tooling used in the manufacturing process that is recognized within cost of goods sold.
•Restructuring, contract termination, impairment and related charges - Represents charges related to cost saving initiatives, such as the reduction in force and closure of distribution centers, as well as costs related to the engagement of strategic consulting firms for operational planning, additional cost saving initiative identification and internal management reporting optimization.
•Business optimization and expansion expenses - Represents select consulting engagements in 2024 for strategic planning and product roadmap development, select consulting engagements in 2025 to assist with operational planning and activities to support the potential refinancing or restructuring of our outstanding debt, as well as software implementation fees in 2024 and 2025 related to the optimization and enhancement of our information technology infrastructure.
•Equity-based compensation expense - Represents the non-cash expense related to the incentive units, restricted stock units, options, performance stock units, special performance stock units, executive performance stock units and employee stock purchases, with vestings occurring over time and settled with the Company’s Class A common stock. Forfeitures are recognized in the period incurred and reflected as a reduction of the non-cash expense previously recognized for awards not yet vested.
•Changes in fair value of contingent earn-out liability - Represents the charge to mark the contingent earn-out consideration to fair value in connection with the 2023 acquisitions.
•Management transition costs - Represents costs primarily related to executive transition costs for executive search fees and related costs for the transition of certain members of management, such as severance costs.
•Transaction costs - Represents transaction costs primarily related to professional service fees incurred in connection with the secondary offering, Form S-3 registration statement filed in 2023 and acquisition activities, including financial diligence and legal fees.
•Inventory fair value write-ups - Represents the recognition of fair market value write-ups of inventory accounted for under ASC 805 related to the 2023 acquisitions.
•Tax impact of adjusting items - Represents the tax impact of the respective adjustments for each non-GAAP financial measure calculated at an expected statutory rate of 21.0%, adjusted to reflect the allocation to the controlling interest.

SOLO BRANDS, INC.
Reconciliation of Non-GAAP Financial Information to GAAP
(Unaudited) (In thousands, except per share amounts)

Adjusted Gross Profit

The following tables reconcile the non-GAAP financial measures to their most comparable GAAP measure for the periods presented:

	Three Months Ended March 31,
(dollars in thousands)	2025	2024
Gross profit	$42,605	$50,544
Inventory fair value write-up	—	38
Tooling depreciation	223	223
Adjusted gross profit	$42,828	$50,805

Gross profit margin (Gross profit as a % of net sales)	55.2%	59.2%

Adjusted gross profit margin (Adjusted gross profit as a % of net sales)	55.4%	59.5%

Adjusted Net Income and Adjusted EPS

The following table reconciles net income (loss) to adjusted net income (loss) for the periods presented:

	Three Months Ended March 31,
(In thousands, except per share data)	2025	2024
Net income (loss)	$(18,577)	$(6,484)
Restructuring, contract termination, impairment and related charges	5,839	—
Amortization expense	5,007	5,041
Business optimization and expansion expense	1,516	975
Equity-based compensation expense	(874)	1,229
Changes in fair value of contingent earn-out liability	(70)	398
Management transition costs	—	1,713
Transaction costs	—	23
Inventory fair value write-ups	—	38
Tax impact of adjusting items	(1,539)	(1,262)
Reversal of valuation allowance	2,503	—
Adjusted net income (loss)	$(6,195)	$1,671
Less: adjusted net income (loss) attributable to noncontrolling interests	(1,511)	(95)
Adjusted net income (loss) attributable to Solo Brands, Inc.	$(4,684)	$1,766

Net income (loss) per Class A common stock	$(0.21)	$(0.06)

Adjusted net income (loss) per Class A common stock	$(0.08)	$0.03

Weighted-average Class A common stock outstanding - basic and diluted	58,986	58,068

Adjusted EBITDA

The following table reconciles consolidated net income (loss) to adjusted EBITDA for the periods presented:

	Three Months Ended March 31,
(dollars in thousands)	2025	2024
Net income (loss)	$(18,577)	$(6,484)
Interest expense	5,570	3,106
Income tax (benefit) expense	2,944	(3,195)
Depreciation and amortization expense	7,136	6,497
EBITDA	$(2,927)	$(76)
Restructuring, contract termination, impairment and related charges	5,839	—
Equity-based compensation expense	(874)	1,229
Business optimization and expansion expense	1,516	975
Changes in fair value of contingent earn-out liability	(70)	398
Management transition costs	—	1,713
Inventory fair value write-ups	—	38
Transaction costs	—	23
Adjusted EBITDA	$3,484	$4,300

Net income (loss) margin (Net income (loss) as a % of net sales)	(24.0)%	(7.6)%

Adjusted EBITDA margin (Adjusted EBITDA as a % of net sales)	4.5%	5.0%